Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Stream Global Services, Inc.

Wellesley, MA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated March 17, 2008, relating to the consolidated financial statements for the period from June 26, 2007 (date of inception) to December 31, 2007 of Global BPO services Corp. (a development stage company).

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Boston, MA

March 26, 2010